Exhibit 99.1

news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp and Roma Financial Corporation Announce Federal Reserve Board Approval

Short Hills, N.J. – (PR NEWSWIRE) – December 2, 2013 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Investors Bancorp”), and Roma Financial Corporation (NASDAQ:ROMA) (“Roma Financial”), today announced that the Federal Reserve Board has approved Investors Bancorp’s proposed acquisition of Roma Financial and its subsidiary banks, Roma Bank and RomAsia Bank. The parties also announced that they have amended their merger agreement to extend the date after which either party may elect to terminate the merger agreement from November 30, 2013 to December 31, 2013. The parties intend to close the merger at the close of business on December 6, 2013.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and over one hundred branch offices located throughout northern and central New Jersey and New York.

About Roma Financial Corporation

Roma Financial Corporation (NASDAQ:ROMA) is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey, and RomAsia Bank headquartered in South Brunswick, New Jersey.  Roma Bank has been serving families, businesses and the communities of Central New Jersey for over 93 years with a complete line of financial products and services, and today Roma Bank operates branch locations in Mercer, Burlington, Camden and Ocean counties in New Jersey. RomAsia Bank has two branch locations in Middlesex County, New Jersey.